EXHIBIT 14

                      NON-STATUTORY STOCK OPTION AGREEMENT

     THIS NON-STATUTORY STOCK OPTION AGREEMENT (this "Agreement") is made January 24, 2003, between INFONOW CORPORATION, a Delaware corporation (the "Company"), and MICHAEL W. JOHNSON (the "Optionee").

     WHEREAS, Optionee is an important and valuable contributor to the Company and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Optionee for the Company or such of its subsidiary companies as may be designated by the Company; and

     WHEREAS, the Company, as an incentive to Optionee to join the Company or its subsidiaries and to increase Optionee's proprietary interest in the Company, desires to enter into this Agreement containing the terms and conditions hereinafter set forth and to grant Optionee a non-statutory stock option to purchase shares of the Common Stock of the Company.

     NOW, THEREFORE in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

     1. Grant of Option. In consideration of the foregoing, the Company hereby grants to Optionee the right and option (the "Option") to purchase 30,000 shares of the Company's Common Stock (the "Shares"). The Option shall vest and become exercisable as follows:

          (a) Subject to Section 7.4 of the Company's 1999 Stock Option Plan (the "Plan"), the Option shall vest and become exercisable with respect to 1/12th of the Shares subject hereto at January 24, 2003 and 1/12th of the shares subject hereto on the 24th of each month, in each case subject to Optionee's continued employment.

          (b) In addition, if Optionee is terminated in accordance with that certain Employment Agreement between Company and Optionee of April 15, 2000 (the "Employment Agreement"), a portion equal to 50% of the unvested Shares as of the date of termination shall vest immediately and become exercisable.

In no event can Optionee vest in more Shares than the 30,000 Shares covered by this Agreement. The Option shall terminate on the tenth anniversary of the date hereof and, accordingly, may not be exercised after that date. The Option shall terminate in accordance with Section 7.4 of the Plan upon the termination of Optionee's employment, provided that if either (a) Optionee is terminated in accordance with Section 3 of the Employment Agreement dated February 26, 2002, or (b) the vesting of the Option is accelerated in accordance with Section 11.2

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of the Plan, the Option shall remain exercisable after the termination of
Optionee's employment until the last day of the month following such termination (but not later than the fifth anniversary of the date hereof). The purchase price to be paid for such Shares upon exercise of the Option shall be $1.39 per Share, being not less than 100% of Fair Market Value of the Shares on the date of this Agreement required under the Plan. This Option is granted pursuant to, and is subject to the terms and conditions of the Plan, a copy of which has been furnished to Optionee and receipt of which Optionee hereby acknowledges. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

     2. Method of Exercising Option. The Option may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing in substantially the form attached as Exhibit 1 hereto. Within 30 days after the receipt by it of notice of exercise of the Option and upon due satisfaction of all conditions pertaining to the Option as set forth in this Agreement, the Company shall cause certificates for the number of Shares with respect to which the Option is exercised to be issued in the name of Optionee, or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, and to be delivered to Optionee or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the purchase price for the Shares with respect to which the Option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five days' notice of the time and place for delivery and for the payment of such purchase price.

     3. Conditions of Option. The Option is subject to the following additional conditions:

          (a) The Option herein granted to Optionee is not transferable by Optionee during Optionee's lifetime, but may be transferred by will or the laws of descent and distribution.

          (b) The Option may be exercised by Optionee pursuant to the terms of the Plan, but only to the extent that Optionee had the rights to exercise such Option at the date of termination of the Optionee's service to the Company.

     4. Representation as to Investment. Unless the Option and the Shares are registered pursuant to a then effective registration statement pursuant to the Securities Act of 1933, as amended, and applicable state law, the exercise of such Option and the delivery of the Shares subject to it will be contingent upon the Company being furnished by Optionee, his legal representatives or other persons entitled to exercise such Option, with a statement in writing in substantially the form attached as Exhibit 2 hereto, that at the time of such exercise, it is his or their intention to acquire the Shares being purchased solely for investment purposes and not with a view to distribution.

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     5.   Notices. Any notice to be given by Optionee as required by this
     Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Optionee shall be sent to Optionee at his address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

     6. Further Agreements. The undersigned agrees, in connection with the issuance of the Shares, and thereafter from time to time as requested by the Company, to execute any reasonable stockholders agreement as provided in the Plan. The undersigned will, if requested by the Company in connection with a public offering of the Company's securities, adhere to reasonable lock-up arrangements between the Company and an underwriter involved in such public offering.

                                   **********

     IN WITNESSES OF WHEREOF, the Company and the Optionee have executed this Non-Statutory Stock Option Agreement as of the day and year first above written.


                                            INFONOW CORPORATION

                                            By:  /s/  Rebecca Winning
                                               --------------------------------
                                                      Rebecca Winning
                                                      Corporate Secretary


                                            /s/  Michael W. Johnson
                                            -----------------------------------
                                                 MICHAEL W. JOHNSON

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                                                                       EXHIBIT 1

                               NOTICE OF EXERCISE

TO:      INFONOW CORPORATION

     1. The undersigned hereby elects to purchase shares of Common Stock of INFONOW CORPORATION pursuant to the terms of the attached Non-Statutory Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


     (Name)





     (Address)







     Date:
                                            ---------------------------------
                                            Optionee


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                                                                       EXHIBIT 2

                       INVESTMENT REPRESENTATION STATEMENT

     TO: INFONOW CORPORATION

     With respect to the shares of Common Stock (the "Shares") of INFONOW CORPORATION (the "Company") which the undersigned (the "Purchaser") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

     1. The Purchaser acknowledges that he has received no formal prospectus or offering memorandum describing the business and operations of the Company. He has, however, by virtue of his relationship with the Company, been given access to all information that he believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have, been answered to his satisfaction.

     2. The Shares are being acquired by the Purchaser for his account, for investment purposes only, and not with a view to the distribution or resale thereof.

     3. No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, and cannot be resold unless they are subsequently registered under said Act or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. Further, there have been no representations, promises, or agreements that the Shares will be registered under the Securities Act of 1933 at any time in the future or otherwise qualified for sale under the applicable securities laws. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the Stock Certificate representing the Shares so that the transfer of Shares will not be affected on those records without compliance with the restrictions referred to above.


Date:
                                            ----------------------------------
                                            Purchaser